EXHIBIT 11
                              DURA PHARMACEUTICALS, INC.
                  STATEMENTS RE COMPUTATIONS OF NET INCOME PER SHARE
                         IN THOUSANDS, EXCEPT PER SHARE DATA



                                                          THREE MONTHS ENDED             NINE MONTHS ENDED
                                                             SEPTEMBER 30,                  SEPTEMBER 30,
                                                      ---------------------------------------------------------
                                                          1996           1997           1996           1997
                                                      ------------ ------------------------------- ------------
                                                              (UNAUDITED)                   (UNAUDITED)
PRIMARY NET INCOME PER SHARE:
Net Income . . . . . . . . . . . . . . . . . . .        $  5,806       $ 11,325       $ 14,471       $ 29,395
                                                        --------       --------       --------       --------
                                                        --------       --------       --------       --------

Weighted Average Number of Common and Common
 Equivalent Shares:
  Common stock . . . . . . . . . . . . . . . . .          37,543         43,875         34,258         43,633
  Stock options. . . . . . . . . . . . . . . . .           1,725          1,124          1,785          1,138
  Warrants . . . . . . . . . . . . . . . . . . .           2,998          2,607          2,847          2,621
                                                        --------       --------       --------       --------
    Total. . . . . . . . . . . . . . . . . . . .          42,266         47,606         38,890         47,392
                                                        --------       --------       --------       --------
                                                        --------       --------       --------       --------

Net Income per share . . . . . . . . . . . . . .        $   0.14       $   0.24       $   0.37       $   0.62
                                                        --------       --------       --------       --------
                                                        --------       --------       --------       --------

FULLY DILUTED NET INCOME PER SHARE:

Net Income . . . . . . . . . . . . . . . . . . .        $  5,806       $ 11,325       $ 14,471       $ 29,395
                                                        --------       --------       --------       --------
                                                        --------       --------       --------       --------

Weighted Average Number of Common and Common
 Equivalent Shares Assuming Issuance of All
 Dilutive Contingent Shares:
  Common stock . . . . . . . . . . . . . . . . .          37,543         43,875         34,258         43,633
  Stock options. . . . . . . . . . . . . . . . .           1,842          1,195          1,987          1,212
  Warrants . . . . . . . . . . . . . . . . . . .           3,312          2,722          3,412          2,767
                                                        --------       --------       --------       --------
    Total. . . . . . . . . . . . . . . . . . . .          42,697         47,792         39,657         47,612
                                                        --------       --------       --------       --------
                                                        --------       --------       --------       --------

Net Income per share . . . . . . . . . . . . . .        $   0.14       $   0.24       $   0.36       $   0.62
                                                        --------       --------       --------       --------
                                                        --------       --------       --------       --------